Exhibit 99.7
FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY T-MOBILE US, INC.
This form, or one substantially equivalent hereto, must be used to exercise the transferable subscription rights (the “rights”) pursuant to the rights offering (the “rights offering”) as described in the Prospectus Supplement, dated June 23, 2020 (together with the accompanying prospectus, the “Prospectus”), of T-Mobile US, Inc., a Delaware corporation (the “Company”), if a holder of rights cannot deliver the certificate evidencing the subscription rights (the “subscription rights certificate”), to the subscription agent listed below (the “subscription agent”) prior to 5:00 p.m., Eastern Time, on July 27, 2020 (the “expiration date”), unless extended by the Company. This form must be delivered by first class mail, hand delivery or overnight courier to the subscription agent, and must be received by the subscription agent prior to the expiration date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.
Payment of the subscription price of $103.00 per whole share of the Company’s common stock, par value $0.00001 per share (the “common stock”), subscribed for upon exercise of such rights must be received by the subscription agent in the manner specified in the Prospectus prior to the expiration date even if the subscription rights certificates evidencing such rights are being delivered thereafter pursuant to the Guaranteed Delivery Procedures set forth in the Prospectus. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Each right entitles you to purchase 0.05 shares of common stock at the subscription price (the “basic subscription right”). In addition, each holder of rights who fully exercises such holder’s basic subscription right will be entitled to subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right does not apply to the subscription rights that are being waived, not exercised or otherwise permitted to lapse by each of SoftBank, Deutsche Telekom and Marcelo Claure. In other words, holders will not receive pro rata over-subscription rights with respect to the shares of common stock that would have been allocated to SoftBank, Deutsche Telekom and Marcelo Claure if they had not agreed to waive the exercise and transfer of their subscription rights. See “The Rights Offering—Participation by Deutsche Telekom, SoftBank and Marcelo Claure” in the Prospectus.
THE SUBSCRIPTION AGENT IS:
American Stock Transfer & Trust Company, LLC

By First Class Mail, Hand Delivery or Overnight Courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH DOES NOT CONSTITUTE A VALID DELIVERY.
The undersigned, a member firm of the NYSE, NASDAQ or other national exchange, or bank or trust company, must communicate this guarantee and indicate the number of shares of common stock subscribed for in connection with this guarantee, (separately disclosed as to the basic subscription right and the over-subscription right, subject, in the case of the over-subscription right, to proration, as described in the Prospectus) to the subscription agent. The subscription agent must receive this guarantee and payment in full for all subscribed shares of common stock subscribed for in connection with this guarantee prior to 5:00 p.m., Eastern Time, on the expiration date. In addition, the subscription agent must receive a properly completed and signed subscription rights certificate no later than the close of business on the second business day after the expiration date. Failure to comply with these requirements will result in a forfeiture of any rights not otherwise validly exercised by the expiration date as set forth in the Prospectus.

Ladies and Gentlemen:
The undersigned, a member firm of the NYSE, NASDAQ or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the subscription agent (i) prior to 5:00 p.m., Eastern Time, on the second business day after the expiration date (July 27, 2020, unless extended, as described in the Prospectus) of a properly completed and executed subscription rights certificate and (ii) prior to 5:00 p.m., Eastern Time, on the expiration date, payment in full for all subscribed shares of common stock. Participants should notify the subscription agent prior to covering through the submission of a physical security directly to the subscription agent based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).
Price for shares of common stock subscribed for under the basic subscription right and for any additional shares of common stock subscribed for pursuant to the over-subscription right, subject, in the case of the over-subscription right, to proration, as described in the Prospectus, as subscription for such shares of common stock is indicated herein or in the subscription rights certificate.
Method of delivery of the Notice of Guaranteed Delivery (circle one):
A.	Through DTC
B.	Direct to American Stock Transfer & Trust Company, LLC, as subscription agent.
Please reference below the registration of the rights to be delivered.
Name of Firm
Authorized Signature
DTC Participant Number
Title
Contact Name
Address
City	State
Phone Number
Date:
The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the subscription rights certificate to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.